Exhibit 2

NISSIN CO., LTD. (8571)
Monthly Data for April 2005
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Number of Accounts and Loans Receivable

Month-end number of accounts

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Loans to small business owners	41,861
Small business owner loans	24,287
Business Timely loans	17,574
Secured loans	389
Notes receivable	119
Wide loans	31,118
Consumer loans	9,127
Total number of accounts	82,614

Month-end loans receivable

							(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Loans to small business owners	79,977,084
Small business owner loans	58,702,429
Business Timely loans	21,274,655
Secured loans	19,121,781
Notes receivable	228,988
Wide loans	47,063,603
Consumer loans	2,856,865
Total loans receivable	149,248,323

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

(amount in thousands of yen)
Assets held for leases and installment loans (As of April 30, 2005)	5,693,928

* Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Total
Small business owner loans
Applications	1,216												1,216
Approvals	404												404
Approval ratio	33.22%												33.22%
Business Timely loans
Applications	2,241												2,241
Approvals	1,673												1,673
Approval ratio	74.65%												74.65%
Secured loans
Applications	65												65
Approvals	23												23
Approval ratio	35.38%												35.38%
Notes receivable
Applications	50												50
Approvals	34												34
Approval ratio	68.00%												68.00%
Wide loans
Applications	6,536												6,536
Approvals	380												380
Approval ratio	5.81%												5.81%
Consumer loans
Applications	2,519												2,519
Approvals	502												502
Approval ratio	19.93%												19.93%

*1 The figures include applications and approvals through tie-up companies. Additionally, the definition of “Applications” is altered by introduction of new systems.

*2 The number of approvals of Business Timely and consumer loans includes the number of approved cardholders, which includes credit lines with zero balances.

Delinquent Loans by Default Days for the Years Ended April 30, 2003, 2004 and 2005

April 30, 2003

								(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	5,060,892	9.31	505,119	0.93	454,986	0.84	999,227	1.84	1,959,334	3.60	54,377,417
Business Timely loans	619,305	3.58	204,907	1.18	149,658	0.86	4,181	0.02	358,746	2.07	17,301,936
Secured loans	405,724	26.05	8,340	0.54	19,965	1.28	202,686	13.01	230,993	14.83	1,557,641
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	14,218
Wide loans	4,832,278	7.55	649,421	1.01	426,610	0.67	879,007	1.37	1,955,039	3.05	64,029,194
Consumer loans	2,185,902	5.38	696,690	1.72	409,343	1.01	5,883	0.01	1,111,917	2.74	40,596,020

Total	13,104,102	7.37	2,064,480	1.16	1,460,565	0.82	2,090,985	1.18	5,616,031	3.16	177,876,428

April 30, 2004

								(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	5,591,351	10.07	539,185	0.97	350,310	0.63	1,808,284	3.26	2,697,781	4.86	55,508,169
Business Timely loans	740,340	3.92	251,781	1.33	184,894	0.98	0	0.00	436,676	2.31	18,905,838
Secured loans	171,161	1.75	15,948	0.16	19,892	0.20	79,526	0.81	115,368	1.18	9,794,962
Notes receivable	14,302	0.39	0	0.00	0	0.00	0	0.00	0	0.00	3,632,584
Wide loans	4,979,602	8.79	510,681	0.90	324,798	0.57	1,448,543	2.56	2,284,023	4.03	56,645,751
Consumer loans	1,634,326	4.64	527,170	1.50	346,157	0.98	259	0.00	873,587	2.48	35,240,688

Total	13,131,083	7.31	1,844,767	1.03	1,226,054	0.68	3,336,613	1.86	6,407,436	3.57	179,727,994

April 30, 2005

								(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	6,503,661	11.08	620,705	1.06	444,503	0.76	1,864,123	3.18	2,929,332	4.99	58,702,429
Business Timely loans	804,922	3.78	258,639	1.22	139,500	0.66	958	0.00	399,098	1.88	21,274,655
Secured loans	729,961	3.82	7,909	0.04	15,039	0.08	460,264	2.41	483,214	2.53	19,121,781
Notes receivable	28,736	12.55	0	0.00	0	0.00	24,167	10.55	24,167	10.55	228,988
Wide loans	4,640,146	9.86	465,193	0.99	262,596	0.56	1,167,257	2.48	1,895,047	4.03	47,063,603
Consumer loans	170,695	5.97	47,355	1.66	36,766	1.29	0	0.00	84,121	2.94	2,856,865

Total	12,878,124	8.63	1,399,802	0.94	898,406	0.60	3,516,772	2.36	5,814,981	3.90	149,248,323

* The figures in “Total” loans do not include “1 day or more overdue” loans.

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Delinquent Loans by Default Days for the Month Ended February 28, 2005, March 31, 2005 and April 30, 2005

February 28, 2005

								(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	6,408,187	10.88	459,207	0.78	418,753	0.71	2,501,453	4.25	3,379,414	5.74	58,911,489
Business Timely loans	1,150,361	5.45	145,686	0.69	148,023	0.70	461,885	2.19	755,595	3.58	21,098,823
Secured loans	596,855	3.78	32,566	0.21	295,155	1.87	211,140	1.34	538,863	3.42	15,771,100
Notes receivable	29,798	17.42	2,267	1.33	0	0.00	26,181	15.30	28,448	16.63	171,104
Wide loans	4,574,115	9.37	331,993	0.68	306,364	0.63	1,790,207	3.67	2,428,566	4.97	48,827,223
Consumer loans	200,472	6.90	29,264	1.01	32,310	1.11	68,887	2.37	130,461	4.49	2,905,230

Total	12,959,790	8.78	1,000,985	0.68	1,200,607	0.81	5,059,756	3.43	7,261,348	4.92	147,684,972

March 31, 2005

								(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	5,367,136	9.10	417,368	0.71	347,222	0.59	1,753,624	2.97	2,518,215	4.27	58,961,234
Business Timely loans	536,439	2.57	190,270	0.91	0	0.00	3,818	0.02	194,089	0.93	20,862,080
Secured loans	648,393	3.45	3,087	0.02	50,308	0.27	431,659	2.29	485,056	2.58	18,811,605
Notes receivable	27,736	16.01	0	0.00	2,267	1.31	21,900	12.64	24,167	13.95	173,203
Wide loans	3,926,189	8.25	318,688	0.67	219,847	0.46	1,172,329	2.46	1,710,866	3.59	47,604,916
Consumer loans	103,749	3.67	41,603	1.47	486	0.02	0	0.00	42,089	1.49	2,827,260

Total	10,609,645	7.11	971,018	0.65	620,133	0.42	3,383,332	2.27	4,974,484	3.33	149,240,300

April 30, 2005

								(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	6,503,661	11.08	620,705	1.06	444,503	0.76	1,864,123	3.18	2,929,332	4.99	58,702,429
Business Timely loans	804,922	3.78	258,639	1.22	139,500	0.66	958	0.00	399,098	1.88	21,274,655
Secured loans	729,961	3.82	7,909	0.04	15,039	0.08	460,264	2.41	483,214	2.53	19,121,781
Notes receivable	28,736	12.55	0	0.00	0	0.00	24,167	10.55	24,167	10.55	228,988
Wide loans	4,640,146	9.86	465,193	0.99	262,596	0.56	1,167,257	2.48	1,895,047	4.03	47,063,603
Consumer loans	170,695	5.97	47,355	1.66	36,766	1.29	0	0.00	84,121	2.94	2,856,865

Total	12,878,124	8.63	1,399,802	0.94	898,406	0.60	3,516,772	2.36	5,814,981	3.90	149,248,323

* The figures in “Total” loans do not include “1 day or more overdue” loans.

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Newly Contracted Accounts and Loan Amounts by Application Channels

February 28, 2005

											(amount in thousands of yen)
	Small business		Business Timely
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
USEN Corp.	40	135,800	269	276,920	0	0	0	0	0	0	33	11,085	342	423,805
Shinsei Business Finance Co., Ltd.	20	154,800	3	3,000	2	40,000	0	0	0	0	0	0	25	197,800
Telemarketing (Shinsei Business Finance Co., Ltd.)*	10	70,200	15	12,800	0	0	0	0	0	0	2	700	27	83,700
Sanyo Club Co., Ltd.	7	27,500	1	500	0	0	0	0	0	0	0	0	8	28,000
Other	242	1,571,990	104	80,400	17	2,797,700	26	46,668	300	814,410	269	72,656	958	5,383,824

Total	319	1,960,290	392	373,620	19	2,837,700	26	46,668	300	814,410	304	84,441	1,360	6,117,129

March 31, 2005

											(amount in thousands of yen)
	Small business		Business Timely
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
USEN Corp.	52	182,700	456	336,269	0	0	0	0	0	0	38	10,350	546	529,319
Shinsei Business Finance Co., Ltd.	16	89,800	1	1,000	0	0	0	0	0	0	0	0	17	90,800
Telemarketing (Shinsei Business Finance Co., Ltd.)*	9	54,000	17	16,140	0	0	0	0	0	0	2	900	28	71,040
Sanyo Club Co., Ltd.	5	19,900	2	2,000	0	0	0	0	0	0	4	1,480	11	23,380
Other	288	2,506,250	116	93,216	28	4,399,500	35	57,293	358	1,081,440	303	76,787	1,128	8,214,487

Total	370	2,852,650	592	448,626	28	4,399,500	35	57,293	358	1,081,440	347	89,517	1,730	8,929,027

April 30, 2005

											(amount in thousands of yen)
	Small business		Business Timely
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
USEN Corp.	26	86,500	247	209,683	0	0	0	0	0	0	30	7,300	303	303,483
Shinsei Business Finance Co., Ltd.	14	90,500	0	0	0	0	1	3,000	0	0	0	0	15	93,500
Telemarketing (Shinsei Business Finance Co., Ltd.)*	6	25,500	7	6,300	0	0	0	0	0	0	2	600	15	32,400
Sanyo Club Co., Ltd.	8	10,800	4	4,000	0	0	0	0	0	0	0	0	12	14,800
Other	181	1,556,700	369	538,539	8	130,100	8	31,145	281	891,300	215	56,942	1,062	3,204,727

Total	235	1,770,000	627	758,522	8	130,100	9	34,145	281	891,300	247	64,842	1,407	3,648,910

* Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Number of Accounts and Loans Receivable by Application Channels

February 28, 2005

											(amount in thousands of yen)
	Small business		Business Timely
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
USEN Corp.	499	1,501,590	2,913	4,125,979	0	0	0	0	6	15,127	920	293,147	4,338	5,935,845
Shinsei Business Finance Co., Ltd.	441	1,962,332	68	91,464	7	106,652	2	5,300	0	0	46	14,547	564	2,180,297
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	222	988,283	990	1,009,742	2	19,208	0	0	1	2,200	216	71,376	1,431	2,090,812
Sanyo Club Co., Ltd.	450	1,080,280	294	302,777	1	1,540	0	0	2	2,306	254	85,601	1,001	1,472,505
Other	23,287	53,379,002	13,600	15,568,859	378	15,643,698	90	165,804	32,190	48,807,589	7,847	2,440,557	77,392	136,005,510

Total	24,899	58,911,489	17,865	21,098,823	388	15,771,100	92	171,104	32,199	48,827,223	9,283	2,905,230	84,726	147,684,972

March 31, 2005

											(amount in thousands of yen)
	Small business		Business Timely
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
USEN Corp.	549	1,656,098	3,226	4,700,816	0	0	0	0	6	14,895	797	246,594	4,578	6,618,406
Shinsei Business Finance Co., Ltd.	328	1,554,475	54	73,449	6	88,851	2	5,300	0	0	3	992	393	1,723,069
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	331	1,310,566	957	972,623	1	4,330	0	0	1	2,168	252	82,890	1,542	2,372,579
Sanyo Club Co., Ltd.	442	1,055,506	285	296,308	1	1,508	0	0	2	2,254	241	80,428	971	1,436,007
Other	22,764	53,384,588	12,971	14,818,882	382	18,716,914	101	168,902	31,431	47,584,834	7,724	2,416,352	75,373	137,090,474

Total	24,414	58,961,234	17,493	20,862,080	390	18,811,605	103	174,203	31,440	47,604,153	9,017	2,827,260	82,857	149,240,537

April 30, 2005

											(amount in thousands of yen)
	Small business		Business Timely
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
USEN Corp.	564	1,689,417	3,414	5,094,001	0	0	0	0	6	14,694	789	238,946	4,773	7,037,059
Shinsei Business Finance Co., Ltd.	328	1,478,591	51	65,176	6	86,472	2	3,401	0	0	2	546	389	1,634,188
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	331	1,256,337	919	927,838	1	4,272	0	0	1	2,141	245	80,403	1,497	2,270,992
Sanyo Club Co., Ltd.	440	1,026,935	282	293,345	1	1,481	0	0	2	2,206	238	78,403	963	1,402,371
Other	22,624	53,251,147	12,908	14,894,293	381	19,029,554	117	225,587	31,109	47,044,561	7,853	2,458,566	74,992	136,903,711

Total	24,287	58,702,429	17,574	21,274,655	389	19,121,781	119	228,988	31,118	47,063,603	9,127	2,856,865	82,614	149,248,323

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*1 Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Breakdown of Borrowings and Borrowing Rates

Breakdown of borrowings by lender

	(amount in millions of yen)
	April 30, 2005		March 31, 2005		April 30, 2004
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	99,000	75.24%	100,855	75.00%	98,216	69.44%
Bank	82,674	62.83%	84,609	62.92%	70,460	49.82%
Life insurance companies	—	—	—	—	85	0.06%
Non-life insurance companies	1,683	1.28%	1,716	1.28%	2,343	1.66%
Other financial institutions	14,642	11.13%	14,528	10.80%	25,328	17.91%
Direct	32,575	24.76%	33,614	25.00%	43,219	30.56%

Total	131,575	100.00%	134,469	100.00%	141,435	100.00%

Borrowings by maturity

	(amount in millions of yen)
	April 30, 2005		March 31, 2005		April 30, 2004
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	9,951	7.56%	10,917	8.12%	12,900	9.12%
Long-term loan	121,624	92.44%	123,552	91.88%	128,535	90.88%
Long-term loan within 1 year	54,415	41.36%	53,874	40.06%	60,012	42.43%
Long-term loan over 1 year	67,209	51.08%	69,678	51.82%	68,522	48.45%

Total	131,575	100.00%	134,469	100.00%	141,435	100.00%

Borrowing rates

			(%)
	April 30, 2005	March 31, 2005	April 30, 2004
Indirect	1.96	1.97	2.29
Bank	1.89	1.89	2.22
Life insurance companies	—	—	2.39
Non-life insurance companies	2.35	2.35	2.60
Other financial institutions	2.34	2.38	2.44
Direct	1.31	1.30	1.66

Total	1.80	1.80	2.09

Month-End Investment Securities
(As of April 30, 2005)

(amount in millions of yen)
Acquisition Cost	Market Value	Difference
6,331	19,150	12,819